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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                      SYMBOL:  GISX
Monday, March 8, 1999                                      TRADED:  Nasdaq


      GLOBAL IMAGING SYSTEMS COMPLETES SENIOR SUBORDINATED NOTE FINANCING

    TAMPA, Fla., Mar. 8 -- Global Imaging Systems, Inc. announced today that it has completed its offering of $100 million aggregate principal amount of 10.75 percent senior subordinated notes due 2007. The notes, priced at par, were sold in a private transaction.

    Tom Johnson, President and Chief Executive Officer, said, "We elected to hold this financing to $100 million in the face of the current bond market's escalating interest rates. If the need for additional financing arises before the capital markets turn more favorable, we will explore expanding our revolving bank lines or other lower cost sources of funds." He said Global plans to use the net proceeds from the sale of the notes to repay existing indebtedness.

    The notes were offered for sale in private placements under exemptions from the registration requirements of the Securities Act of 1933. The notes will not be, and have not been, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

    This news release contains certain forward-looking statements, including statements relating to opportunities in and performance of the imaging industry, the timing, number and completion of proposed acquisitions by the company, future product and service offerings, and future revenues projections. The company's actual results could differ materially from those set forth in such statements. Factors that might cause the company's results to differ materially from the results described in this release are detailed in the company's registration statement relating to its initial public offering filed with the Securities and Exchange Commission.

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FOR FURTHER INFO: Tom Johnson, President and Chief Executive Officer, or
                  Ray Schilling, Vice President and Chief Financial Officer Global Imaging Systems, Inc.
                  813/960-5508
                  -or-
                  Investor Relations Consultants, Inc.
                  727/781-5577
                  E-mail: irpro@mindspring.com

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